UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2007

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200
Solana Beach, California 92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Note and Warrant Financing

On September 19, 2007, Open Energy Corporation (“Open Energy”) entered into a Securities Purchase Agreement (the “Agreement”) with a certain accredited investor (the “Investor”) for the private placement of (i) a convertible note (the “Note”) in the principal amount of $20,000,000 and (ii) a warrant (the “Warrant”) to acquire up to 40,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) for a purchase price of $20,000,000 (the “Transaction”).

The maturity date on the Note is three years from September 19, 2007, which may be extended at the option of the Investor if (i) a trigger event (as defined in the Note) has occurred and is continuing on the maturity date, and (ii) through the date that is ten business days after the consummation of a change of control in the event that a change of control is publicly announced. Open Energy does not have the right to prepay the note in whole or in part without penalty prior to the maturity date.

The Note will accrue interest at a rate of 6% per annum, with accrued interest due and payable quarterly in arrears on each January 1, April 1, July 1 and October 1 beginning on the first such date after September 19, 2007. The Note will be convertible into Common Stock (the “Conversion Shares”) at an initial price of $0.50, which is subject to adjustment.

If a trigger event occurs with respect to the Note, the Investor may require Open Energy to redeem all or any portion of the Note.

The Warrant is exercisable for up to 40,000,000 shares of Common Stock at an exercise price of ($0.506) per share, subject to adjustment.  The Warrant is subject to antidilution provisions.

Copies of the Agreement, the Note and the Warrant (collectively, the “Transaction Documents”) are filed as exhibits to this report and are incorporated into this report by reference.  The description set forth above is qualified in its entirety by reference to the Transaction Documents.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Pursuant to the Transaction, the terms of which are described under Item 1.01, on September 19, 2007, Open Energy issued and sold to the Investor the Note in the original principal amount of $20,000,000.  The net proceeds from the Transaction, of $18,464,723, are expected to be used for the repayment of debt and general corporate and working capital purposes.

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

See Section 1.01 with respect to the equity securities issued in connection with the Transaction Documents.  The issuance of the equity securities will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

None of the Note, Warrant or shares of common stock which may be issued upon the conversion of the Note or upon exercise of the Warrant may be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares of common stock issued upon any conversion of the Note or upon any exercise of the Warrant, unless registered under the Securities Act prior to issuance.

Item 3.03.    Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Pursuant to the Transaction, the terms of which are described under Item 1.01, on September 19, 2007, Open Energy may not declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Investor.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated September 19, 2007, by and between Open Energy Corporation and the Investor listed on the Schedule of Buyers.
4.2	Convertible Note, dated September 19, 2007, issued by Open Energy Corporation to The Quercus Trust.
4.3	Warrant, dated September 19, issued by Open Energy Corporation to The Quercus Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

	By:	/s/ John E. Hart
John E. Hart
General Counsel

Date: September 25, 2007